UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 13, 2013
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    Results of Operations and Financial Condition

On February 13, 2013, the Company issued a press release reporting its financial results for the period ended December 31, 2012 and providing estimates for fiscal year 2013. A copy of the press release is furnished as Exhibit 99.1 to this report.
The press release is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP or Adjusted Pro Forma information in the press release as additional information for its operating results.  References to Adjusted Pro Forma information are to non-GAAP pro forma measures.   These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Rovi's management believes that this presentation of Adjusted Pro Forma financial information provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations.  In addition, management uses these measures for reviewing the financial results of the Company and for budget planning purposes.

ITEM 9.01    Financial Statements and Exhibits

       The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description
99.1	Press release dated February 13, 2013, reporting financial results for the period ended December 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation (Registrant)

Date: February 13, 2013	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel